                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported):    November  6, 1997
                                                     -----------------


                              MapInfo Corporation
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            (Exact Name of Registrant as Specified in Its Charter)



                                   Delaware
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                (State or Other Jurisdiction of Incorporation)

       0-23078                                           06-1166630
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(Commission File Number)                    (I.R.S. Employer Identification No.)


                     One Global View, Troy, New York 12180
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(Address of Principal Executive Offices)                        (Zip Code)

                                (518) 285-6000
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             (Registrant's Telephone Number, Including Area Code)



                               Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events.
         ------------

     On November 6, 1997, MapInfo Corporation, a New York corporation ("MapInfo New York") and the sole stockholder of the Registrant, merged with and into the Registrant for the purpose of changing MapInfo New York's state of incorporation from New York to Delaware (the "Reincorporation"). The Reincorporation was approved by the holders of more than two-thirds of MapInfo New York's outstanding shares of Common Stock at MapInfo New York's special meeting of stockholders held on September 24, 1997, as adjourned to September 30, 1997 and October 31, 1997.

     The Reincorporation will not result in any change in MapInfo New York's business, assets or liabilities, will not cause MapInfo New York's corporate headquarters to be moved and will not result in any relocation of management or other employees.

     Shareholders of MapInfo New York will not be required to undertake a mandatory exchange of their shares of MapInfo New York's Common Stock. By virtue of the Reincorporation, certificates for shares of MapInfo New York's Common Stock will automatically represent an equal number of shares of the Registrant's Common Stock.

     The Certificate of Incorporation and By-laws of the Registrant are attached hereto as exhibits.

Item 7.  Financial Statement and Exhibits.
         --------------------------------

     (c)  Exhibits

          See Exhibit Index attached hereto.
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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 1997                  MAPINFO CORPORATION
                                          (Registrant)


                                      /s/ D. Joseph Gersuk
                                    --------------------------------------
                                    By:   D. Joseph Gersuk
                                          Executive Vice President and
                                          Chief Financial Officer
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                               INDEX TO EXHIBITS


Exhibit
Number              Description
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
3.1                 Certificate of Incorporation of the Registrant.

3.2                 By-laws of the Registrant.
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